UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2010

VAUGHAN FOODS, INC.

(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

216 N.E. 12th Street, Moore, OK 73160

(Address Of Principal Executive Office) (Zip Code)

(405) 794-2530

Registrant’s telephone number, including area code

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 25, 2010, Vaughan Foods, Inc. (“Vaughan” or the “Company”) entered into a Third Amendment (“Amendment”) under its loan and security agreement (the “Loan Agreement”) with Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Peninsula Bank”).

Under the Amendment, the Company and Peninsula Bank extended the maturity date of their $3.5 million revolving line of credit from July 1, 2010 to June 25, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated June 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: June 28, 2010	By:	/s/ Gene P. Jones
Gene P. Jones
Secretary, Treasurer and Chief Financial Officer